EX-99.(h)(1)(b)

FOURTH AMENDED AND RESTATED DISTRIBUTION AND SERVICE PLAN

(COMPENSATION)

1. Each Delaware statutory trust listed on Schedule A (individually a “Trust”), severally, on behalf of each of its series portfolios listed on Schedule A (each a “Fund”), has selected Invesco Distributors, Inc. (“IDI”) to provide distribution-related and shareholder services on behalf of and for the classes of shares listed on Schedule A (each a “Class”) of which a Trust is the issuer (the “Shares”), pursuant to Rule 12b-1 under the Investment Company Act of 1940 (the “1940 Act”), according to the terms of this Distribution and Service Plan (the “Plan”). The Plan has been approved by a majority of the Board of Trustees of each Trust (collectively, the “Board”), including a majority of the trustees who are not interested persons of the Trust and who have no direct or indirect financial interest in the operation of the Plan or in any agreements related to the Plan (the “Independent Trustees”), cast in person at a meeting called for the purpose of voting on the Plan.

2. A Trust, on behalf of a Fund, shall pay IDI a fee not to exceed the maximum distribution fee per annum of the average daily net assets of each Class of a Fund set forth on Schedule A. IDI may use such fees paid to it pursuant to the Plan for services primarily intended to result in the sale of Shares of a Fund, including, but not limited to, paying expenses for printing and distributing prospectuses and reports used for sales purposes, preparing and distributing sales literature (and any related services), advertisements, payment of dealer commissions and wholesaler compensation in connection with sales of certain Fund’s Class A and Class A2 Shares exceeding a certain amount set forth in the prospectus for such Fund (for which the Fund imposes no sales charge) and other distribution-related services permitted by Rule 12b-1.

3. Distribution-related fees paid to IDI may be compensation for IDI’s distribution-related services, or if paid or advanced by IDI to broker-dealers, banks, insurance companies or others who have executed an agreement with a Trust, IDI or any successor to IDI (each a “Financial Intermediary” and collectively, “Financial Intermediaries”), as compensation for a Financial Intermediary’s distribution-related services permitted by Rule 12b-1. Forms of such agreements have been approved from time to time by the Board, including the Independent Trustees.

4. A Trust, on behalf of a Fund, shall pay IDI, and IDI may pay or advance to Financial Intermediaries, an amount not to exceed the maximum shareholder service fee per annum of the average daily net assets of the Class of the Fund set forth on Schedule A as a service fee pursuant to servicing agreements, forms of which have been approved from time to time by the Board, including the Independent Trustees.

5. Shareholder service expenses are expenses for personal service and/or maintenance of accounts and may include, but are not limited to, the expenses of assisting in establishing and maintaining customer accounts and records, assisting with purchase and redemption requests, arranging for bank wires, monitoring dividend payments from a Fund on behalf of customers, forwarding certain shareholder communications from a Fund to customers, receiving and answering correspondence, aiding in maintaining the investment of their respective customers in a Fund and providing such other information and services as reasonably requested.

6. Compensation payments shall be paid monthly by a Fund to IDI within 30 days after the close of each month or such other time period as deemed appropriate by IDI.

7. In no event shall the aggregate asset-based sales charges to be paid pursuant to the terms of the Plan, plus any other payments deemed to be made pursuant to the Plan, exceed the amount permitted to be paid pursuant to Rule 2341 of the Financial Industry Regulatory Authority or any successor thereto.

8. Payments by a Trust with respect to Shares of a Fund pursuant to the Plan may be made during periods when the Fund has suspended or otherwise limited sales of such Shares so long as appropriate services continue to be provided.

9. Any person authorized to direct the payment of money under the Plan or any agreement related to the Plan shall furnish to the Board for its review, on at least a quarterly basis, a written report of the monies paid pursuant to the terms of the Plan, including the purposes thereof, and shall furnish the Board with such other information as the Board may reasonably request in connection with the payments made under the Plan.

10. The Plan, and any agreements related to the Plan, shall continue in effect for a period of more than one year only so long as such continuance is specifically approved at least annually by a vote of the Board, and of the Independent Trustees, cast in person at a meeting called for the purpose of voting on the Plan and any related agreements.

11. The Plan may be terminated at any time in whole or with respect to Shares of any Class or Fund by vote of a majority of the Independent Trustees, or by vote of a majority of the outstanding voting securities of the Fund or any Class voting separately as and to the extent required by the 1940 Act and the rules thereunder, including Rule 18f-3(a)(3). Termination of the Plan with respect to any Shares of any Class or Fund will not terminate the Plan with respect to Shares of any other Class or Fund that is not terminated.

12. Any agreement related to the Plan:

(a) must be in writing;
(b) shall go into effect when approved by a vote of the Board, and its Independent Trustees, cast at a meeting called for the purpose of voting on such agreement;
(c) may be terminated at any time, without the payment of any penalty, by vote of a majority of the Independent Trustees or by vote of a majority of the outstanding voting securities of a Fund on not more than sixty (60) days’ written notice to any other party to the agreement; and
(d) will automatically terminate in the event of its assignment (as defined in the 1940 Act).

13. The Plan may not be amended to increase materially the amount to be spent with respect to

Shares of any Class or Fund for distribution without approval by a majority of the Class’s or Fund’s outstanding voting securities (as and to the extent voting separately is required by the 1940 Act and the rules thereunder, including Rule 18f-3(a)(3)).

14. All material amendments to the Plan shall be approved by a vote of the Board, and of the Independent Trustees, cast in person at a meeting called for the purpose of voting on the Plan.

15. So long as the Plan is in effect, the Board shall satisfy the fund governance standards as defined in Rule 0-1(a)(7) under the 1940 Act.

16. The Plan is not binding upon any of the Trustees of the Board or shareholders of a Trust.

17. Where the effect of a requirement of the 1940 Act reflected in any provision of this Plan is revised by rule, interpretation, or order of the U.S. Securities and Exchange Commission, such provisions shall be deemed to incorporate the effect of such rule, interpretation, or order.

SCHEDULE A
TO THE
FOURTH AMENDED AND RESTATED DISTRIBUTION AND SERVICE PLAN
(COMPENSATION)

AIM Counselor Series Trust (Invesco Counselor Series Trust)

Portfolio	Share Class	Maximum Distribution Fee*	Maximum Shareholder Services Fee	Maximum Aggregate Fee
Invesco Capital Appreciation Fund	Class C Class R	0.75% 0.50%	0.25% 0.25%	1.00% 0.50%
Invesco Core Plus Bond Fund	Class A Class C Class R	0.25% 0.75% 0.50%	0.25% 0.25% 0.25%	0.25% 1.00% 0.50%
Invesco Discovery Fund	Class C Class R	0.75% 0.50%	0.25% 0.25%	1.00% 0.50%
Invesco Floating Rate ESG Fund	Class A Class C Class R	0.25% 0.50% 0.50%	0.25% 0.25% 0.25%	0.25% 0.75% 0.50%
Invesco Global Real Estate Income Fund	Class A Class C	0.25% 0.75%	0.25% 0.25%	0.25% 1.00%
Invesco Low Volatility Equity Yield Fund	Class A Class C Class R Investor	0.25% 0.75% 0.50% 0.25%	0.25% 0.25% 0.25% 0.25%	0.25% 1.00% 0.50% 0.25%
Invesco NASDAQ 100 Index Fund	Class A Class C Class R	0.25% 0.75% 0.50%	0.25% 0.25% 0.25%	0.25% 1.00% 0.50%
Invesco Senior Floating Rate Fund	Class C Class R	0.75% 0.50%	0.25% 0.25%	1.00% 0.50%
Invesco Short Term Municipal Fund	Class C	0.75%	0.25%	1.00%
Invesco Short Duration High Yield Municipal Fund	Class C	0.75%	0.25%	1.00%

AIM Equity Funds (Invesco Equity Funds)

Portfolio	Share Class	Maximum Distribution Fee*	Maximum Shareholder Services Fee	Maximum Aggregate Fee
Invesco Charter Fund	Class A Class C Class R Class S	0.25% 0.75% 0.50% 0.00%	0.25% 0.25% 0.25% 0.15%	0.25% 1.00% 0.50% 0.15%
Invesco Diversified Dividend Fund	Class A Class C Class R	0.25% 0.75% 0.50%	0.25% 0.25% 0.25%	0.25% 1.00% 0.50%
Invesco Main Street All Cap Fund	Class C Class R	0.75% 0.50%	0.25% 0.25%	1.00% 0.50%
Invesco Main Street Fund	Class C Class R	0.75% 0.50%	0.25% 0.25%	1.00% 0.50%
Invesco Rising Dividends Fund	Class C Class R	0.75% 0.50%	0.25% 0.25%	1.00% 0.50%
Invesco Summit Fund	Class A Class C Class P Class R Class S	0.25% 0.75% 0.00% 0.50% 0.00%	0.25% 0.25% 0.10% 0.25% 0.15%	0.25% 1.00% 0.10% 0.50% 0.15%

AIM Funds Group (Invesco Funds Group)

Portfolio	Share Class	Maximum Distribution Fee*	Maximum Shareholder Services Fee	Maximum Aggregate Fee
Invesco European Small Company Fund	Class A Class C	0.25% 0.75%	0.25% 0.25%	0.25% 1.00%
Invesco Global Core Equity Fund	Class A Class C Class R	0.25% 0.75% 0.50%	0.25% 0.25% 0.25%	0.25% 1.00% 0.50%
Invesco International Small Company Fund	Class A Class C	0.25% 0.75%	0.25% 0.25%	0.25% 1.00%
Invesco Small Cap Equity Fund	Class A Class C Class R	0.25% 0.75% 0.50%	0.25% 0.25% 0.25%	0.25% 1.00% 0.50%

AIM Growth Series (Invesco Growth Series)

Portfolio	Share Class	Maximum Distribution Fee*	Maximum Shareholder Services Fee	Maximum Aggregate Fee
Invesco Active Allocation Fund	Class C Class R	0.75% 0.50%	0.25% 0.25%	1.00% 0.50%
Invesco Global Low Volatility Equity Yield Fund	Class A Class C Class R	0.25% 0.75% 0.50%	0.25% 0.25% 0.25%	0.25% 1.00% 0.50%
Invesco Income Allocation Fund	Class A Class C Class R	0.25% 0.75% 0.50%	0.25% 0.25% 0.25%	0.25% 1.00% 0.50%
Invesco International Diversified Fund	Class C Class R	0.75% 0.50%	0.25% 0.25%	1.00% 0.50%
Invesco Main Street Small Cap Fund	Class C Class R	0.75% 0.50%	0.25% 0.25%	1.00% 0.50%
Invesco Main Street Mid Cap Fund	Class C Class R	0.75% 0.50%	0.25% 0.25%	1.00% 0.50%
Invesco Peak Retirement™ 2010 Fund	Class A Class C Class R	0.25% 0.75% 0.50%	0.25% 0.25% 0.25%	0.25% 1.00% 0.50%
Invesco Peak Retirement™ 2015 Fund	Class A Class C Class R	0.25% 0.75% 0.50%	0.25% 0.25% 0.25%	0.25% 1.00% 0.50%
Invesco Peak Retirement™ 2020 Fund	Class A Class C Class R	0.25% 0.75% 0.50%	0.25% 0.25% 0.25%	0.25% 1.00% 0.50%
Invesco Peak Retirement™ 2025 Fund	Class A Class C Class R	0.25% 0.75% 0.50%	0.25% 0.25% 0.25%	0.25% 1.00% 0.50%
Invesco Peak Retirement™ 2030 Fund	Class A Class C Class R	0.25% 0.75% 0.50%	0.25% 0.25% 0.25%	0.25% 1.00% 0.50%

Portfolio	Share Class	Maximum Distribution Fee*	Maximum Shareholder Services Fee	Maximum Aggregate Fee
Invesco Peak Retirement™ 2035 Fund	Class A Class C Class R	0.25% 0.75% 0.50%	0.25% 0.25% 0.25%	0.25% 1.00% 0.50%
Invesco Peak Retirement™ 2040 Fund	Class A Class C Class R	0.25% 0.75% 0.50%	0.25% 0.25% 0.25%	0.25% 1.00% 0.50%
Invesco Peak Retirement™ 2045 Fund	Class A Class C Class R	0.25% 0.75% 0.50%	0.25% 0.25% 0.25%	0.25% 1.00% 0.50%
Invesco Peak Retirement™ 2050 Fund	Class A Class C Class R	0.25% 0.75% 0.50%	0.25% 0.25% 0.25%	0.25% 1.00% 0.50%
Invesco Peak Retirement™ 2055 Fund	Class A Class C Class R	0.25% 0.75% 0.50%	0.25% 0.25% 0.25%	0.25% 1.00% 0.50%
Invesco Peak Retirement™ 2060 Fund	Class A Class C Class R	0.25% 0.75% 0.50%	0.25% 0.25% 0.25%	0.25% 1.00% 0.50%
Invesco Peak Retirement™ 2065 Fund	Class A Class C Class R	0.25% 0.75% 0.50%	0.25% 0.25% 0.25%	0.25% 1.00% 0.50%
Invesco Peak Retirement™ Destination Fund	Class A Class C Class R	0.25% 0.75% 0.50%	0.25% 0.25% 0.25%	0.25% 1.00% 0.50%
Invesco Quality Income Fund	Class R	0.50%	0.25%	0.50%
Invesco Select Risk: Conservative Investor Fund	Class C Class R	0.75% 0.50%	0.25% 0.25%	1.00% 0.50%
Invesco Select Risk: Growth Investor Fund	Class A Class C Class R Class S	0.25% 0.75% 0.50% 0.00%	0.25% 0.25% 0.25% 0.15%	0.25% 1.00% 0.50% 0.15%
Invesco Select Risk: High Growth Investor Fund	Class C Class R	0.75% 0.50%	0.25% 0.25%	1.00% 0.50%
Invesco Select Risk: Moderate Investor Fund	Class C Class R Class S	0.75% 0.50% 0.00%	0.25% 0.25% 0.15%	1.00% 0.50% 0.15%

Portfolio	Share Class	Maximum Distribution Fee*	Maximum Shareholder Services Fee	Maximum Aggregate Fee
Invesco Select Risk: Moderately Conservative Investor Fund	Class A Class C Class R Class S	0.25% 0.75% 0.50% 0.00%	0.25% 0.25% 0.25% 0.15%	0.25% 1.00% 0.50% 0.15%

Invesco Small Cap Growth Fund	Class R	0.50%	0.25%	0.50%

AIM International Mutual Funds (Invesco International Mutual Funds)

Portfolio	Share Class	Maximum Distribution Fee*	Maximum Shareholder Services Fee	Maximum Aggregate Fee
Invesco Advantage International Fund	Class C Class R	0.75% 0.50%	0.25% 0.25%	1.00% 0.50%
Invesco Asia Pacific Growth Fund	Class A Class C	0.25% 0.75%	0.25% 0.25%	0.25% 1.00%
Invesco European Growth Fund	Class A Class C Class R	0.25% 0.75% 0.50%	0.25% 0.25% 0.25%	0.25% 1.00% 0.50%
Invesco Global Focus Fund	Class C Class R	0.75% 0.50%	0.25% 0.25%	1.00% 0.50%
Invesco Global Fund	Class C Class R	0.75% 0.50%	0.25% 0.25%	1.00% 0.50%
Invesco Global Growth Fund	Class A Class C	0.25% 0.75%	0.25% 0.25%	0.25% 1.00%
Invesco Global Opportunities Fund	Class C Class R	0.75% 0.50%	0.25% 0.25%	1.00% 0.50%
Invesco International Equity Fund	Class A Class C Class R	None 0.75% 0.50%	0.25% 0.25% 0.25%	0.25% 1.00% 0.50%
Invesco International Core Equity Fund	Class A Class C Class R Investor	0.25% 0.75% 0.50% 0.25%	0.25% 0.25% 0.25% 0.25%	0.25% 1.00% 0.50% 0.25%
Invesco International Select Equity Fund	Class A Class C Class R	0.25% 0.75% 0.50%	0.25% 0.25% 0.25%	0.25% 1.00% 0.50%
Invesco Small-Mid Company Fund	Class C Class R	0.75% 0.50%	0.25% 0.25%	1.00% 0.50%
Invesco MSCI World SRI Index Fund	Class A Class C Class R	0.25% 0.75% 0.50%	0.25% 0.25% 0.25%	0.25% 1.00% 0.50%
Invesco International Growth Fund	Class A Class C Class R	0.25% 0.75% 0.50%	0.25% 0.25% 0.25%	0.25% 1.00% 0.50%

Invesco Oppenheimer International Growth Fund	Class C Class R	0.75% 0.50%	0.25% 0.25%	1.00% 0.50%

AIM Investment Funds (Invesco Investment Funds)

Portfolio	Share Class	Maximum Distribution Fee*	Maximum Shareholder Services Fee	Maximum Aggregate Fee
Invesco Balanced-Risk Allocation Fund	Class A Class C Class R	0.25% 0.75% 0.50%	0.25% 0.25% 0.25%	0.25% 1.00% 0.50%
Invesco Balanced-Risk Commodity Strategy Fund	Class A Class C Class R	0.25% 0.75% 0.50%	0.25% 0.25% 0.25%	0.25% 1.00% 0.50%
Invesco Core Bond Fund	Class C Class R	0.75% 0.50%	0.25% 0.25%	1.00% 0.50%
Invesco Developing Markets Fund	Class C Class R	0.75% 0.50%	0.25% 0.25%	1.00% 0.50%
Invesco Emerging Markets All Cap Fund	Class A Class C Class R	0.25% 0.75% 0.50%	0.25% 0.25% 0.25%	0.25% 1.00% 0.50%
Invesco Emerging Markets Innovators Fund	Class C Class R	0.75% 0.50%	0.25% 0.25%	1.00% 0.50%
Invesco Emerging Markets Local Debt Fund	Class C Class R	0.75% 0.50%	0.25% 0.25%	1.00% 0.50%
Invesco Emerging Markets Select Equity Fund	Class A Class C Class R	0.25% 0.75% 0.50%	0.25% 0.25% 0.25%	0.25% 1.00% 0.50%
Invesco Fundamental Alternatives Fund	Class C Class R	0.75% 0.50%	0.25% 0.25%	1.00% 0.50%
Invesco Global Allocation Fund	Class C Class R	0.75% 0.50%	0.25% 0.25%	1.00% 0.50%
Invesco Global Infrastructure Fund	Class C Class R	0.75% 0.50%	0.25% 0.25%	1.00% 0.50%
Invesco Global Strategic Income Fund	Class C Class R	0.75% 0.50%	0.25% 0.25%	1.00% 0.50%
Invesco Global Targeted Returns Fund	Class A Class C Class R	0.25% 0.75% 0.50%	0.25% 0.25% 0.25%	0.25% 1.00% 0.50%

Portfolio	Share Class	Maximum Distribution Fee*	Maximum Shareholder Services Fee	Maximum Aggregate Fee
Invesco Health Care Fund	Class A Class C Investor	0.25% 0.75% 0.25%	0.25% 0.25% 0.25%	0.25% 1.00% 0.25%
Invesco International Bond Fund	Class C Class R	0.75% 0.50%	0.25% 0.25%	1.00% 0.50%
Invesco Macro Allocation Strategy Fund	Class A Class C Class R	0.25% 0.75% 0.50%	0.25% 0.25% 0.25%	0.25% 1.00% 0.50%
Invesco Multi-Asset Income Fund	Class C Class R	0.75% 0.50%	0.25% 0.25%	1.00% 0.50%
Invesco SteelPath MLP Select 40 Fund	Class A Class C Class R	None 0.75% 0.50%	0.25% 0.25% 0.25%	0.25% 1.00% 0.50%
Invesco SteelPath MLP Alpha Fund	Class A Class C Class R	None 0.75% 0.50%	0.25% 0.25% 0.25%	0.25% 1.00% 0.50%
Invesco SteelPath MLP Income Fund	Class A Class C Class R	None 0.75% 0.50%	0.25% 0.25% 0.25%	0.25% 1.00% 0.50%
Invesco SteelPath MLP Alpha Plus Fund	Class A Class C Class R	None 0.75% 0.50%	0.25% 0.25% 0.25%	0.25% 1.00% 0.50%
Invesco World Bond Factor Fund	Class A Class C	0.25% 0.75%	0.25% 0.25%	0.25% 1.00%

AIM Investment Securities Funds (Invesco Investment Securities Fund)

Portfolio	Share Class	Maximum Distribution Fee*	Maximum Shareholder Services Fee	Maximum Aggregate Fee
Invesco Corporate Bond Fund	Class R	0.50%	0.25%	0.50%
Invesco Global Real Estate Fund	Class A Class C Class R	0.25% 0.75% 0.50%	0.25% 0.25% 0.25%	0.25% 1.00% 0.50%
Invesco Government Money Market Fund	Class C Cash Reserve Shares Class R	0.65% 0.15% 0.40%	0.25% 0.15% 0.25%	0.75% 0.15% 0.40%
Invesco High Yield Bond Factor Fund	Class C Class R	0.75% 0.50%	0.25% 0.25%	1.00% 0.50%
Invesco High Yield Fund	Class A Class C	0.25% 0.75%	0.25% 0.25%	0.25% 1.00%
Invesco Income Fund	Class A Class C Class R	0.25% 0.75% 0.50%	0.25% 0.25% 0.25%	0.25% 1.00% 0.50%
Invesco Intermediate Bond Factor Fund	Class C Class R	0.75% 0.50%	0.25% 0.25%	1.00% 0.50%
Invesco Real Estate Fund	Class C Class R	0.75% 0.50%	0.25% 0.25%	1.00% 0.50%
Invesco Short Duration Inflation Protected Fund	Class A Class A2	0.25% 0.15%	0.25% 0.15%	0.25% 0.15%
Invesco Short Term Bond Fund	Class C Class R	0.40% 0.50%	0.25% 0.25%	0.65% 0.50%
Invesco U.S. Government Money Portfolio	Cash Reserve Shares Class C Class R	0.15% 0.75% 0.50%	0.15% 0.25% 0.25%	0.15% 1.00% 0.50%

AIM Sector Funds (Invesco Sector Funds)

Portfolio	Share Class	Maximum Distribution Fee*	Maximum Shareholder Services Fee	Maximum Aggregate Fee
Invesco Comstock Select Fund	Class C Class R	0.75% 0.50%	0.25% 0.25%	1.00% 0.50%
Invesco Dividend Income Fund	Class C Class R Investor	0.75% 0.50% 0.25%	0.25% 0.25% 0.25%	1.00% 0.50% 0.25%
Invesco Energy Fund	Class A Class C Investor	0.25% 0.75% 0.25%	0.25% 0.25% 0.25%	0.25% 1.00% 0.25%
Invesco Gold & Special Minerals Fund	Class C Class R	0.75% 0.50%	0.25% 0.25%	1.00% 0.50%
Invesco Small Cap Value Fund	Class R	0.50%	0.25%	0.50%
Invesco Value Opportunities Fund	Class R	0.50%	0.25%	0.50%

AIM Tax-Exempt Funds (Invesco Tax-Exempt Funds)

Portfolio	Share Class	Maximum Distribution Fee*	Maximum Shareholder Services Fee	Maximum Aggregate Fee
Invesco AMT-Free Municipal Income Fund	Class C	0.75%	0.25%	1.00%
Invesco California Municipal Fund	Class C	0.75%	0.25%	1.00%
Invesco Environmental Focus Municipal Fund	Class C	0.75%	0.25%	1.00%

Invesco Limited Term California Municipal Fund	Class C	0.75%	0.25%	1.00%
Invesco Limited Term Municipal Income Fund	Class A Class C	0.25% 0.75%	0.25% 0.25%	0.25% 1.00%
Invesco New Jersey Municipal Fund	Class C	0.75%	0.25%	1.00%
Invesco Rochester AMT-Free New York Municipal Fund	Class C	0.75%	0.25%	1.00%
Invesco Rochester Limited Term New York Municipal Fund	Class C	0.75%	0.25%	1.00%
Invesco Rochester Municipal Opportunities Fund	Class C	0.75%	0.25%	1.00%

AIM Treasurer’s Series Trust (Invesco Treasurer’s Series Trust)

Portfolio	Share Class	Maximum Distribution Fee*	Maximum Shareholder Services Fee	Maximum Aggregate Fee
Invesco Premier Portfolio	Personal Investment Class	0.55%	0.25%	0.55%
	Private Investment Class	0.30%	0.25%	0.30%
	Reserve Class	0.75%	0.25%	0.87%
	Resource Class	0.16%	0.16%	0.16%

AIM Variable Insurance Funds (Invesco Variable Insurance Funds)

Portfolio	Share Class	Maximum Distribution Fee*	Maximum Shareholder Services Fee	Maximum Aggregate Fee
Invesco V.I. Oppenheimer International Growth Fund	Series II	None	0.25%	0.25%
Invesco V.I. American Franchise Fund	Series II	0.25%	0.25%	0.25%
Invesco V.I. American Value Fund	Series II	0.25%	0.25%	0.25%
Invesco V.I. Balanced-Risk Allocation Fund	Series II	0.25%	0.25%	0.25%
Invesco V.I. Capital Appreciation Fund	Series II	None	0.25%	0.25%
Invesco V.I. Comstock Fund	Series II	0.25%	0.25%	0.25%
Invesco V.I. Conservative Balanced Fund	Series II	None	0.25%	0.25%
Invesco V.I. Core Bond Fund	Series II	None	0.25%	0.25%
Invesco V.I. Core Equity Fund	Series II	0.25%	0.25%	0.25%
Invesco V.I. Core Plus Bond Fund	Series II	0.25%	0.25%	0.25%
Invesco V.I. Discovery Mid Cap Growth Fund	Series II	None	0.25%	0.25%
Invesco V.I. Diversified Dividend Fund	Series II	0.25%	0.25%	0.25%
Invesco V.I. Equally-Weighted S&P 500 Fund	Series II	0.25%	0.25%	0.25%
Invesco V.I. Equity and Income Fund	Series II	0.25%	0.25%	0.25%
Invesco V.I. Global Fund	Series II	None	0.25%	0.25%
Invesco V.I. Global Core Equity Fund	Series II	0.25%	0.25%	0.25%
Invesco V.I. Global Real Estate Fund	Series II	0.25%	0.25%	0.25%
Invesco V.I. Global Strategic Income Fund	Series II	None	0.25%	0.25%
Invesco V.I. Government Money Market Fund	Series II	0.25%	0.25%	0.25%
Invesco V.I. Government Securities Fund	Series II	0.25%	0.25%	0.25%
Invesco V.I. Growth and Income Fund	Series II	0.25%	0.25%	0.25%
Invesco V.I. Health Care Fund	Series II	0.25%	0.25%	0.25%
Invesco V.I. High Yield Fund	Series II	0.25%	0.25%	0.25%
Invesco V.I. International Growth Fund	Series II	0.25%	0.25%	0.25%

Portfolio	Share Class	Maximum Distribution Fee*	Maximum Shareholder Services Fee	Maximum Aggregate Fee
Invesco V.I. Main Street Fund	Series II	None	0.25%	0.25%
Invesco V.I. Main Street Mid Cap Fund	Series II	0.25%	0.25%	0.25%
Invesco V.I. Main Street Small Cap Fund	Series II	None	0.25%	0.25%
Invesco V.I. S&P 500 Index Fund	Series II	0.25%	0.25%	0.25%
Invesco V.I. Small Cap Equity Fund	Series II	0.25%	0.25%	0.25%
Invesco V.I. Technology Fund	Series II	0.25%	0.25%	0.25%
Invesco V.I. U.S. Government Money Portfolio	Series II	None	0.25%	0.25%

Invesco Management Trust

Portfolio	Share Class	Maximum Distribution Fee*	Maximum Shareholder Services Fee	Maximum Aggregate Fee
Invesco Conservative Income Fund	Class A	0.10%	0.10%	0.10%
Invesco Dynamic Credit Opportunity Fund

Portfolio	Share Class	Maximum Distribution Fee*	Maximum Shareholder Services Fee	Maximum Aggregate Fee
Invesco Dynamic Credit Opportunity Fund	Class A	0.25%	0.25%	0.25%

Short Term Investments Trust

Portfolio	Share Class	Maximum Distribution Fee*	Maximum Shareholder Services Fee	Maximum Aggregate Fee
Invesco Government & Agency Portfolio	Cash Management Class Corporate Class Personal Investment Class Private Investment Class Reserve Class Resource Class	0.08% 0.03% 0.55% 0.30% 0.87% 0.16%	0.08% 0.03% 0.25% 0.25% 0.25% 0.16%	0.08% 0.03% 0.55% 0.30% 0.87% 0.16%
Invesco Liquid Assets Portfolio	Cash Management Class Corporate Class Personal Investment Class Private Investment Class Reserve Class Resource Class	0.08% 0.03% 0.55% 0.30% 0.87% 0.20%	0.08% 0.03% 0.25% 0.25% 0.25% 0.20%	0.08% 0.03% 0.55% 0.30% 0.87% 0.20%
Invesco STIC Prime Portfolio	Cash Management Class Corporate Class Personal Investment Class Private Investment Class Reserve Class Resource Class	0.08% 0.03% 0.55% 0.30% 0.87% 0.16%	0.08% 0.03% 0.25% 0.25% 0.25% 0.16%	0.08% 0.03% 0.55% 0.30% 0.87% 0.16%
Invesco Tax-Free Cash Reserve Portfolio	Cash Management Class Corporate Class Personal Investment Class Private Investment Class Reserve Class Resource Class	0.08% 0.03% 0.55% 0.25% 0.87% 0.16%	0.08% 0.03% 0.25% 0.25% 0.25% 0.16%	0.08% 0.03% 0.55% 0.25% 0.87% 0.16%
Invesco Treasury Obligations Portfolio	Cash Management Class Corporate Class Personal Investment Class Private Investment Class Reserve Class Resource Class	0.08% 0.03% 0.55% 0.25% 0.87% 0.16%	0.08% 0.03% 0.25% 0.25% 0.25% 0.16%	0.08% 0.03% 0.55% 0.25% 0.87% 0.16%
Invesco Treasury Portfolio	Cash Management Class Corporate Class Personal Investment Class Private Investment Class Reserve Class Resource Class	0.08% 0.03% 0.55% 0.30% 0.87% 0.16%	0.08% 0.03% 0.25% 0.25% 0.25% 0.16%	0.08% 0.03% 0.55% 0.30% 0.87% 0.16%”

Notes

* Distribution Fees may also include Asset Based Sales Charges